Exhibit 10.2

FORM OF CLASS X UNIT AWARD AGREEMENT

THIS CLASS X UNIT AWARD AGREEMENT (this “Agreement”) is made effective as of [DATE] (the “Date of Grant”), by and among Modiv Industrial, Inc., a Maryland corporation (the “Company” or the “General Partner”), Modiv Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and [NAME] (the “Grantee”).

WHEREAS, the Company is the General Partner of the Operating Partnership;

WHEREAS, the Company has established the Modiv Industrial, Inc. 2024 Omnibus Incentive Plan, effective as of December 11, 2024, as may be amended, restated or replaced from time to time (the “Plan”);

WHEREAS, the Operating Partnership’s Fourth Amended and Restated Limited Partnership Agreement (including, for clarity, all exhibits and annexes thereto), as may be further amended, supplemented or restated from time to time (the “Partnership Agreement”) and the Plan provide for the issuance of a class of OP Units denominated as  “Class X Units”;

WHEREAS, the Committee, appointed to administer the Plan, and the Company have determined that it would be in the best interest of the Operating Partnership and its Partners to issue the Class X Units provided for herein to the Grantee as an inducement to enter into or remain in the service of the Company, the Operating Partnership, or any Subsidiary, and as an incentive for increased efforts during such service, and has advised the Operating Partnership thereof and instructed the undersigned to cause the Operating Partnership to issue said Class X Units; and

WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan and/or the Partnership Agreement, as applicable.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.
AWARD OF CLASS X UNITS

Section 1.1 - Award of Class X Units

(a)          For good and valuable consideration, on the date hereof, the Operating Partnership hereby issues to the Grantee [NUMBER OF UNITS] Class X Units upon the terms and conditions set forth in this Agreement.  If not already a Partner, the Operating Partnership hereby admits the Grantee as a Partner of the Operating Partnership on the terms and conditions set forth herein, in the Plan and in the Partnership Agreement. Notwithstanding anything to the contrary anywhere else in this Agreement, the Class X Units are subject to the terms, definitions and provisions of the Plan and the Partnership Agreement, which are incorporated herein by reference. Any Units or other securities into which the Class X Units granted pursuant to this Agreement convert or for which such Class X Units are exchanged shall be subject to the terms of this Agreement to the same extent such terms apply to Class X Units, and references in this Agreement to Class X Units shall be read as applying equally to such other Units or securities, unless, in the determination of the General Partner, the context clearly requires otherwise.

(b)         To the extent not an existing Partner, the Grantee shall be admitted to the Operating Partnership as an additional Limited Partner with respect to the Class X Units only upon the satisfactory completion of the applicable requirements set forth in the Partnership Agreement, including the requirements set forth in Section 4 of Annex B of the Partnership Agreement.  At the request of the Operating Partnership, the Grantee shall execute the Partnership Agreement or a joinder or counterpart signature page thereto.  The Grantee acknowledges that the Operating Partnership may, from time to time, issue or cancel (or otherwise modify) OP Units in accordance with the terms of the Partnership Agreement.  The Class X Units shall have the rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein, in the Plan and in the Partnership Agreement.

Section 1.2 – Consideration to Operating Partnership

In consideration for the issuance of Class X Units by the Operating Partnership, the Grantee agrees to render faithful and efficient services to or for the benefit of the Company, the Operating Partnership or any Subsidiary (as applicable), with such duties and responsibilities as shall from time to time be prescribed. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in the service of the Company, the Operating Partnership or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, the Operating Partnership or any Subsidiary, which are hereby expressly reserved, to discharge the Grantee at any time for any reason whatsoever, with or without cause.

Section 1.3 – Covenants, Representations and Warranties.

The Grantee hereby represents, warrants, covenants, acknowledges and agrees on behalf of the Grantee and his or her spouse, if applicable, that:

(a)         The Grantee is holding the Class X Units for the Grantee’s own account, and not for the account of any other person or entity.  The Grantee is holding the Class X Units for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b)          The Grantee provides services to or for the benefit of the Operating Partnership, and in such capacity has become personally familiar with the business of the Operating Partnership.

(c)          The Grantee has had the opportunity to ask questions of, and to receive answers from, the Operating Partnership with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Operating Partnership.

(d)          The Grantee understands that the Class X Units have not been registered under the Securities Act, and the Class X Units cannot be transferred by the Grantee unless such transfer is registered under the Securities Act or an exemption from such registration is available.  The Operating Partnership has made no agreements, covenants or undertakings whatsoever to register the transfer of the Class X Units under the Securities Act. The Operating Partnership has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available.  If an exemption under Rule 144 is available at all, it will not be available until at least six (6) months after the grant of the Class X Units and then not unless the terms and conditions of Rule 144 have been satisfied.

(e)        None of the Operating Partnership’s securities are presently publicly traded, and the Operating Partnership has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(f)          The Company and the Operating Partnership have made no warranties or representations to the Grantee with respect to the U.S. federal, state or other income or other tax consequences of the transactions contemplated by this Agreement (including, without limitation, with respect to the decision to make an election under Section 83(b) of the Code), and the Grantee is in no manner relying on the Company, the Operating Partnership or their representatives for an assessment of such tax consequences. The Grantee hereby recognizes that the Internal Revenue Service has proposed regulations under Sections 83 and 704 of the Code that may affect the proper treatment of the Class X Units for U.S. federal income tax purposes.  In the event that those proposed regulations or similar regulations become final or temporary regulations, the Grantee hereby agrees to cooperate with the Operating Partnership in amending this Agreement and the Partnership Agreement, and to take such other action as may be required, to conform to such regulations.  Grantee hereby further recognizes that the U.S. Congress has considered and could enact legislation that would change the U.S. federal income tax consequences of acquiring, owning and disposing of the Class X Units.  The Grantee is advised to consult with his or her own tax advisor with respect to such tax consequences and his or her ownership of the Class X Units.

ARTICLE II.
RESTRICTIONS

Section 2.1 – Forfeiture of Class X Units

Immediately upon Grantee’s Termination, the Grantee shall forfeit any and all Class X Units then subject to Restrictions for no consideration whatsoever and the Grantee’s rights in any Class X Units then subject to Restrictions shall expire, unless otherwise provided in Section 2.2(b), 2.2(c), or 2.2(d) hereof.

For purposes of this Agreement, the term “Restrictions” shall mean the exposure to forfeiture set forth in this Section 2.1 and the restrictions set forth in Section 2.3(b).

Section 2.2 – Vesting of Class X Units

(a)          Subject to Section 2.1 hereof, the Restrictions shall lapse on the [NUMBER OF YEARS]-year anniversary of the Date of Grant.

(b)          The Restrictions shall lapse upon Grantee’s Termination because of Grantee’s death.

(c)          The Restrictions shall lapse upon a Change in Control (as defined in the Plan).

(d)         Subject to (i) the Grantee’s compliance with any restrictive covenants to which such Grantee is subject with respect to the Company, the Operating Partnership or any Subsidiary (including, but not limited to, non-competition, non-solicitation, non-disclosure, non-disparagement, confidentiality, or other similar restrictive covenants) (the “Restrictive Covenants”), (ii) the Grantee’s execution of a release of claims in a form provided by the Company (the “Release”), and (iii) such Release becoming irrevocable within 60 days following the Termination of the Grantee, in the event of the Termination of the Grantee (A) by the Company, the Operating Partnership or any Subsidiary other than for Cause, (B) by the Grantee for Good Reason, or (C) because of the Grantee’s Disability, the Restrictions shall lapse on the date the Release becomes irrevocable.  If the Grantee fails to fully satisfy the requirements described in clauses (i)-(iii) above, all remaining Class X Units will be forfeited effective as of the date of Grantee’s Termination for no consideration whatsoever and the Grantee’s rights in such Class X Units shall expire. Any forfeiture of Class X Units as a result of a breach of Restrictive Covenants shall be in addition to, and not in lieu of, any other rights and remedies available to the Company, the Operating Partnership or any Subsidiary at law or in equity.

 For purposes of this Agreement, the terms “Cause” and “Good Reason” shall have the same meanings as those terms may have in any employment or similar agreement by and between the Grantee and the Company, the Operating Partnership or a Subsidiary or other affiliate thereof in effect, if any (the “Employment Agreement”). If there is no such Employment Agreement, the terms “Cause” and “Good Reason” shall be defined as follows:

 “Cause” shall mean (i) Grantee’s conviction or plea of guilty or nolo contendere to the commission of a felony by Grantee, (ii) the commission by Grantee of an act of fraud or embezzlement against the Company, the Operating Partnership, or any of their respective Subsidiaries or other affiliates, or (iii) Grantee’s willful breach of any material provision in any written employment agreement entered into between Grantee and the Company, the Operating Partnership, or any of their respective Subsidiaries or other affiliates.

 “Good Reason” shall mean the occurrence of any of the following without the Grantee’s written consent: (i) any material breach by the Company, the Operating Partnership or any of their respective Subsidiaries or other affiliates of any material provision of this Agreement or any material provision of any other agreement between the Grantee and the Company, the Operating Partnership or any of their respective Subsidiaries or other affiliates; or (ii) a material, adverse change in the Grantee’s title, reporting relationship, authority, compensation, principal place of employment, duties or responsibilities (other than temporarily while the Grantee is physically or mentally incapacitated or as required by applicable law). A Termination shall not be deemed to be for Good Reason unless the Grantee has provided written notice to the Company or the Operating Partnership of the existence of the circumstances providing grounds for Termination for Good Reason within 30 business days of the initial existence of such grounds and the Company or the Operating Partnership has had at least 30 business days from the date on which such notice is provided to cure such circumstances, if curable. If the Grantee’s Termination for Good Reason does not occur within 120 business days after the first occurrence of the applicable grounds for the Good Reason, then the Grantee will be deemed to have waived the right to terminate for Good Reason with respect to such grounds.

Section 2.3 – Class X Units Subject to Partnership Agreement; Restrictions on Transfer; Refusal to Transfer

(a)          The Class X Units, and any Units or other securities into which such Class X Units convert or for which such Class X Units are exchanged, are subject to the terms of this Agreement, the Plan and the terms of the Partnership Agreement, including, without limitation, the restrictions on transfer of Units set forth in Article 9 and Annex B of the Partnership Agreement.  Any permitted transferee of the Class X Units shall take such Class X Units subject to the terms of this Agreement, the Plan, and the Partnership Agreement.  Any such permitted transferee must, upon the request of the Operating Partnership, agree to be bound by this Agreement, the Plan and the Partnership Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Company or the Operating Partnership may reasonably require.  Any transfer of the Class X Units which is not made in compliance with this Agreement, the Plan and the Partnership Agreement shall be null and void and of no effect.

(b)          In addition, until the Restrictions hereunder lapse or expire pursuant to this Agreement, neither the Class X Units (including any Units or other securities into which such Class X Units convert or for which such Class X Units are exchanged) nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, subject to clause (c) hereof, this Section 2.3 shall not prevent transfers by will or by the applicable laws of descent and distribution.

(c)          Notwithstanding any other provision of this Agreement, without the consent of the Committee (which it may give or withhold in its sole discretion), the Grantee (and any successor in interest to Grantee) shall not, directly or indirectly, transfer the Class X Units (whether vested or unvested, and including any Units or other securities into which such Class X Units convert or for which such Class X Units are exchanged), including by means of a redemption or exchange under the Partnership Agreement, until the expiration of the two (2) year period following the Date of Grant set forth above, other than by will or the laws of descent and distribution.

(d)          The Operating Partnership shall not be required (a) to transfer on its books any Class X Units that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Class X Units or to accord the right to vote or make distributions to any purchaser or other transferee to whom such Class X Units shall have been so transferred.

Section 2.4 – Section 83(b)

 The Grantee covenants that the Grantee shall make a timely election under Section 83(b) of the Code (and, if applicable, any comparable election in the state of the Grantee’s residence) with respect to the Class X Units, and the Operating Partnership hereby consents to the making of such election(s). In connection with such election, the Grantee and the Grantee’s spouse, if applicable, shall promptly provide a copy of such election to the Operating Partnership. A form of election under Section 83(b) of the Code is attached hereto as Exhibit A. The Grantee represents that the Grantee has consulted any tax advisor(s) that the Grantee deems advisable in connection with the filing of an election under Section 83(b) of the Code and similar state tax provisions. The Grantee acknowledges that it is the Grantee’s sole responsibility and not the Company’s or the Operating Partnership’s to timely file an election under Section 83(b) of the Code (and any comparable state election), even if the Grantee requests that the Company, the Operating Partnership or any representative thereof make such filing on the Grantee’s behalf. The Grantee should consult his or her tax advisor to determine if there is a comparable election to file in the state of his or her residence.

ARTICLE III.
MISCELLANEOUS

Section 3.1 - Restrictions as to Ownership and Transfer of Shares

(a)         Notwithstanding any provision of this Agreement to the contrary, if Grantee receives shares of stock of the Company (“Shares”) pursuant to an exchange of his or her Class X Units (including any Units or other securities into which such Class X Units convert or for which such Class X Units are exchanged) under the Partnership Agreement or otherwise, and if Grantee is subject to Section 16 of the Exchange Act on the date on which such Shares are received, the Shares may not be sold, assigned or otherwise transferred or exchanged until at least six months and one day have elapsed from the date on which the Shares were received unless otherwise exempt under Rule 16b-3.

(b)           For the avoidance of doubt, any Shares shall be subject to the restrictions on ownership and transfer set forth in the Articles of Amendment and Restatement of the Company.

Section 3.2 – Notices

Any notice to be given by the Grantee under the terms of this Agreement shall be addressed to the Secretary of the Company.  Any notice to be given to the Grantee shall be addressed to him or her at the most recent address in the Company records.  By a notice given pursuant to this Section 3.2, either party may hereafter designate a different address for notices to be given to him.  Any notice which is required to be given to the Grantee shall, if Grantee is then deceased, be given to the Grantee’s personal representative if such representative has previously informed the Company of his or her status and address by written notice under this Section 3.2.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed as set forth above.

Section 3.3 – Restrictions on Public Sale by the Grantee; Conformity to Securities Laws

 (a)          To the extent not inconsistent with applicable law, the Grantee agrees not to effect any sale or distribution of the Class X Units or any similar security of the Company or the Operating Partnership, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the fourteen (14) days prior to, and for a period of up to 180 days beginning on, the date of the pricing of any public or private debt or equity securities offering by the Company or the Operating Partnership (except as part of such offering), if and to the extent requested in writing by the Operating Partnership or the Company in the case of a non-underwritten public or private offering or if and to the extent requested in writing by the managing underwriter or underwriters (or initial purchaser or initial purchasers, as the case may be) and consented to by the Operating Partnership or the Company, which consent may be given or withheld in the Operating Partnership’s or the Company’s sole and absolute discretion, in the case of an underwritten public or private offering (such agreement to be in the form of a lock-up agreement provided by the Company, the Operating Partnership, managing underwriter or underwriters, or initial purchaser or purchasers as the case may be).

(b) The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of all applicable federal and state laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Class X Units are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan, this Agreement and the Class X Units shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.4 – Amendments

This Agreement and the Plan may be amended without the consent of the Grantee; provided, however, that no such amendment shall, without the consent of the Grantee, materially adversely affect the rights of the Grantee under this Agreement.

Section 3.5 – Tax Matters

(a)          The Company and the Grantee intend that (i) the Class X Units be treated as “profits interests” as defined in Internal Revenue Service Revenue Procedure 93-27, as clarified by Revenue Procedure 2001-43, (ii) the issuance of such Units not be a taxable event to the Company or the Grantee as provided in such revenue procedures, and (iii) the Partnership Agreement, the Plan and this Agreement be interpreted consistently with such intent. In furtherance of such intent, effective immediately prior to the issuance of the Class X Units, the Company shall revalue all Company assets to their respective gross fair market values, and make the resulting adjustments to the Capital Accounts of the Partners, in each case, as set forth in the Partnership Agreement.

(b)          The Grantee shall make no contribution of capital to the Operating Partnership in connection with the issuance of the Class X Units and, as a result, the Grantee’s Capital Account balance in the Operating Partnership immediately after his or her receipt of the Class X Units shall be equal to zero, unless the Grantee was a Partner in the Operating Partnership prior to such issuance, in which case the Grantee’s Capital Account balance shall not be increased as a result of his or her receipt of the Class X Units.

(c)          The Grantee will, no later than the date as of which any amount related to the Class X Units first becomes includable in the Grantee’s gross income for U.S. federal or state income tax purposes, pay to the Company, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount.  For the avoidance of doubt, the Grantee may satisfy such payment by permitting the Company or the Operating Partnership to reduce the number of Class X Units by an amount sufficient to satisfy the minimum amount (and not any greater amount) required to be withheld for tax purposes.  The obligations of the Company and the Operating Partnership under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee. In addition, the Grantee will indemnify and hold harmless the Company, the Operating Partnership and any Subsidiary against any withholding or other similar taxes of any kind imposed upon the Company, the Operating Partnership or any Subsidiary with respect to the Class X Units.

Section 3.6 – Plan Controls; Governing Law

(a)          The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

(b)          This Agreement shall be administered, interpreted and enforced under the internal laws of the state of Maryland without regard to conflicts of laws thereof.

Section 3.7 – Stop Transfer Instructions

To ensure compliance with this Agreement, the Plan or the Partnership Agreement, the Company and the Operating Partnership may issue appropriate “stop transfer” instructions with respect to the Class X Units to its transfer agent, if any, and, if the Company or the Operating Partnership transfers its own securities, it may make appropriate notations to the same effect in its own records.

Section 3.8 – Clawback

In consideration for the grant of this Award, the Grantee agrees to be subject to (a) any compensation clawback, recoupment or similar policies of the Company, the Operating Partnership or any Subsidiary that may be in effect from time to time, whether adopted before or after the date of this Award (including, without limitation, any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder), and (b) such other compensation clawbacks as may be required by applicable law ((a) and (b) together, the “Clawback Provisions”). The Grantee acknowledges that the Clawback Provisions are not limited in their application to the Award, or to amounts received in connection with the Award.

Section 3.9 – Ownership Information

The Grantee hereby covenants that so long as the Grantee holds any Class X Units, at the request of the Operating Partnership, the Grantee shall disclose to the Operating Partnership in writing such information relating to the Grantee’s ownership of the Class X Units as the Operating Partnership reasonably believes to be necessary or desirable to ascertain in order to comply with the Code or the requirements of any other appropriate taxing authority.

Section 3.10 – Successors

This Agreement shall be binding upon any successor of the Company or the Operating Partnership, in accordance with the terms of this Agreement and the Plan.

Section 3.11 – Severability

If any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

Section 3.12 – Electronic Signature

The parties hereto agree that this Agreement, and the exhibits hereto, may be executed and delivered by electronic means, and that such electronic delivery and signature will have the same effect as physical delivery and signature.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MODIV INDUSTRIAL, INC.,
a Maryland corporation

By:

[Name]
[Title]

MODIV OPERATING PARTNERSHIP, LP,
a Delaware limited partnership

By:	MODIV INDUSTRIAL, INC.,
its sole General Partner

By:

[Name]
[Title]

GRANTEE

[NAME OF GRANTEE]

EXHIBIT A TO CLASS X UNIT AWARD AGREEMENT
FORM OF SECTION 83(b) ELECTION

[Attached]

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: [Number of Units] Class X Units (the “Units”) of Modiv Operating Partnership, LP (the “Company”).

3.	The date on which the property was transferred is: [Date of Grant]

4.
The property is subject to the following restrictions:  The Units are subject to forfeiture if under certain conditions the taxpayer’s employment or service with the Company and its subsidiaries terminates within a certain time period.

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: zero ($0).

6.	The amount (if any) paid for such property is: zero ($0).

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above‑described property.  The undersigned is the person performing the services in connection with the transfer of said property.  This election is made to the same effect, and with the same limitations, for purposes of any applicable state statute corresponding to Section 83(b) of the Internal Revenue Code.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Recipient

*          *          *          *          *

DISTRIBUTION OF COPIES

1.	File original with the Internal Revenue Service Center where the taxpayer’s income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.

2.	Furnish one copy to the Secretary of the Company.

EXHIBIT B

Form of Spousal Consent

SPOUSAL CONSENT

I acknowledge that I have read (a) the Fourth Amended and Restated Limited Partnership Agreement of Modiv Operating Partnership, LP (the “Company”), and (b) the Class X Unit Award Agreement, dated as of [DATE OF AGREEMENT] (collectively, in each case as amended, modified or supplemented from time to time in accordance with their respective terms, the “Agreements”), to which my spouse is a party or subject, and that I know their contents.  I am aware that by its provisions, my spouse agrees, among other things, to the imposition of certain rights and restrictions on the ownership and transfer of the securities of the Company held by my spouse, including my community interest therein (if any), which rights and restrictions may survive my spouse’s death. I hereby consent to such rights and restrictions, approve of the provisions of the Agreements, and agree that I will bequeath any interest which I may have in said securities or any of them, including my community interest, if any, or permit any such interest to be purchased, in a manner consistent with the provisions of the Agreements. I direct that any residuary clause in my will shall not be deemed to apply to my community interest (if any) in such securities except to the extent consistent with the provisions of the Agreements.

I further agree that in the event of a dissolution of the marriage between myself and my spouse, in connection with which I secure or am awarded any securities of the Company or any interest therein through property settlement agreement or otherwise, I shall receive and hold said securities subject to all the provisions and restrictions contained in the Agreements, including any option of the Company to purchase such shares or interest from me.

For the benefit of the Company (which is relying hereon), I irrevocably constitute and appoint, on behalf of myself and my heirs, legatees and assigns, my spouse as my true and lawful attorney and proxy in my name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to (whether necessary, incidental, convenient or otherwise), any and all securities or options to acquire securities of the Company in which I now have or may hereafter acquire any interest and in any and all securities of the Company now or hereafter held of record by my spouse (including but not limited to the right, without my further signature, consent or knowledge, to exercise or not to exercise any and all options under any appropriate agreements and to exercise amendments and modifications of and to terminate the foregoing agreements and to dispose of any and all such securities or such options to acquire securities of the Company), with all powers I would possess if personally present, it being expressly understood and intended that the foregoing power of attorney and proxy is coupled with an interest.  This power of attorney shall not revoke any powers of attorney previously executed by me. This power of attorney shall not be revoked by any subsequent power of attorney that I may execute, unless such subsequent power of attorney specifically provides that it revokes this power of attorney.

I also acknowledge that I have been advised to obtain independent counsel to represent my interests with respect to the Agreements and this Spousal Consent, but that I have declined to do so and hereby expressly waive my right to such independent counsel.

Date:

Signature of Spouse:

Name of Spouse: